                                                                   EXHIBIT 10.42

                                                                  EXECUTION COPY

                                                                    EXHIBIT F TO
                                                                CREDIT AGREEMENT




                              AMENDED AND RESTATED
                               GUARANTEE AGREEMENT


                                  BY AND AMONG


                              BORDERS GROUP, INC.,

                                 BORDERS, INC.,

                           WALDEN BOOK COMPANY, INC.,

                            BORDERS PROPERTIES, INC.,

                          WALDENBOOKS PROPERTIES, INC.,

                CERTAIN OTHER SUBSIDIARIES OF BORDERS GROUP, INC.

                                       AND

             PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent
                       FOR THE BENEFIT OF CERTAIN LENDERS



                          DATED AS OF NOVEMBER 22, 1995

                   AMENDED AND RESTATED AS OF OCTOBER 17, 1997

                                TABLE OF CONTENTS
                                                                       Page

ARTICLE I.          DEFINITIONS.........................................2
         1.01.      Defined Terms.......................................2
         1.02.      Accounting Principles...............................2

ARTICLE II.         GUARANTEE...........................................2

ARTICLE III.        RIGHT OF CONTRIBUTION...............................3

ARTICLE IV.         RIGHT OF SET-OFF....................................3

ARTICLE V.          NO SUBROGATION......................................4

ARTICLE VI.         AMENDMENTS, ETC. WITH RESPECT TO THE OBLIGATIONS;
                    WAIVER OF RIGHTS....................................4

ARTICLE VII.        GUARANTEE ABSOLUTE AND UNCONDITIONAL................5

ARTICLE VIII.       REINSTATEMENT.......................................5

ARTICLE IX.         PAYMENTS............................................6

ARTICLE X.          REPRESENTATIONS, WARRANTIES AND AGREEMENTS..........6

ARTICLE XI.         AFFIRMATIVE COVENANTS...............................6
         11.01.     Preservation of Existence, etc......................6
         11.02.     Payment of Liabilities, Including Taxes, etc........6
         11.03.     Maintenance of Insurance............................7
         11.04.     Maintenance of Properties...........................7
         11.05.     Maintenance of Patents, Trademarks, etc.............7
         11.06.     Visitation Rights...................................7
         11.07.     Keeping of Records and Books of Account.............7
         11.08.     Plans and Benefit Arrangements......................8
         11.09.     Compliance with Laws................................8
         11.10.     Subsequent Credit Terms.............................8
         11.11.     [Reserved]..........................................8
         11.12.     Subsidiary Guarantees...............................8

ARTICLE XII.        NEGATIVE COVENANTS..................................8
         12.01.     Indebtedness........................................9
         12.02.     Liens..............................................10
         12.03.     Contingent Obligations.............................10
         12.04.     Loans and Investments..............................11

                                                                   Page

         12.05.     Dividends and Related Distributions.............13
         12.06.     Liquidations, Mergers, Consolidations...........14
         12.07.     Dispositions of Assets or Subsidiaries..........14
         12.08.     Affiliate Transactions..........................14
         12.09.     Subsidiaries, Partnerships and Joint Ventures...15
         12.10.     Continuation of or Change in Business...........15
         12.11.     Plans and Benefit Arrangements..................15
         12.12.     Fiscal Year.....................................15
         12.13.     Issuance of Stock...............................15
         12.14.     Changes in Organizational Documents.............16
         12.15.     Minimum Fixed Charge Coverage Ratio.............16
         12.16.     Maximum Leverage Ratio..........................16
         12.17.     Minimum Tangible Net Worth......................16
         12.18.     Modifications of Other Documents................16
         12.19.     Prepayment of Note Put Agreement Obligations....16
         12.20.     Foreign Activities..............................16
         12.21.     Inconsistent Agreements.........................17

ARTICLE XIII.       REPORTING REQUIREMENTS..........................17
         13.01.     Quarterly Financial Statements..................17
         13.02.     Annual Financial Statements.....................17
         13.03.     Certificates of the Company.....................17
         13.04.     Notice of Default...............................18
         13.05.     Notice of Litigation............................18
         13.06.     Certain Events..................................18
         13.07.     Other Reports and Information...................18
         13.08.     Notices Regarding Benefit Arrangements..........19
         13.09.     Access to the Company's Auditors................19
         13.10.     Notices Regarding Corporate Credit Agreement....19
         13.11.     Notices Regarding Repurchases of Stock..........19

ARTICLE XIV.        AUTHORITY OF ADMINISTRATIVE AGENT...............20

ARTICLE XV.         NOTICES.........................................20

ARTICLE XVI.        COUNTERPARTS....................................20

ARTICLE XVII.       SEVERABILITY....................................20

ARTICLE XVIII.      INTEGRATION........ ............................21

                                                                                       Page
ARTICLE XIX.        AMENDMENTS IN WRITING; NO WAIVER; CUMULATIVE REMEDIES.............  21

ARTICLE XX.         SECTION HEADINGS..................................................  21

ARTICLE XXI.        SUCCESSORS AND ASSIGNS............................................  21

ARTICLE XXII.       RELEASES OF GUARANTORS, ETC.......................................  21

ARTICLE XXIII.      JURY TRIAL; SUBMISSION TO JURISDICTION; WAIVERS...................  21

ARTICLE XXIV.       INDEMNITY.........................................................  22

ARTICLE XXV.        GOVERNING LAW.....................................................  23


SCHEDULE

Schedule 1        Existing Liens
Schedule 2        Existing Indebtedness
Schedule 5        Employee Benefit Plan Disclosures


EXHIBITS

Exhibit A         Form of Compliance Certificate

                  AMENDED AND RESTATED GUARANTEE AGREEMENT, dated as of November 22, 1995 and amended and restated as of October 17, 1997, made by BORDERS GROUP, INC., a Michigan corporation (the "Company"), and each of the corporations that is a signatory hereto or to a letter agreement acknowledging that it is bound hereby (collectively, with the Company, the "Guarantors"), in favor of PNC BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, the "Administrative Agent") for the lenders (the "Lenders") which are parties to that certain Amended and Restated Credit Agreement, dated as of November 22, 1995 and amended and restated as of the date hereof (as amended, supplemented, extended or otherwise modified from time to time, the "Credit Agreement"), among WILMINGTON TRUST COMPANY, not in its individual capacity except as provided in the Credit Agreement but solely as Owner Trustee (the "Borrower"), the Lenders, certain other agents and the Administrative Agent.


                            W I T N E S S E T H:

                  WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make or maintain loans (the "Loans") to the Borrower upon the terms and subject to the conditions set forth therein, to be evidenced by the notes issued by the Borrower under the Credit Agreement;

                  WHEREAS, each Guarantor will derive substantial direct and indirect benefit from the making and maintenance of the Loans; and

                  WHEREAS, it is a condition precedent to the obligation of the Lenders to make and maintain their respective Loans to the Borrower under the Credit Agreement that the Guarantors shall have executed and delivered this Guarantee to the Administrative Agent for the ratable benefit of the Lenders.

                  WHEREAS, the Company and certain of the Guarantors entered into the Guarantee Agreement dated November 22, 1995 in favor of Bankers Trust Company as agent for the Lenders (as heretofore amended, the "Prior Agreement"); and

                  WHEREAS, those parties to the Prior Agreement desire to amend and restate the Prior Agreement to (i) substitute PNC Bank, National Association for Bankers Trust Company as the agent for the Lenders; (ii) add certain Guarantors, and (iii) amend certain other terms and conditions of the Prior Agreement.

                  NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into, and to amend and restate, the Credit Agreement and to induce the Lenders to make and maintain their respective Loans to the Borrower under the Credit Agreement, the Guarantors hereby agree with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

                  ARTICLE I.  DEFINITIONS

                  1.01. Defined Terms. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings set forth in Appendix A hereto.

                  1.02. Accounting Principles. Except as otherwise provided in this Guarantee, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Guarantee shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided, however, that if any change in GAAP or the application thereof occurs hereafter, or if the Company adopts a change to its accounting principles or methods with the agreement of its independent certified public accountants, and such change results in a change in the calculation of any financial covenant or restriction set forth herein, then the parties hereto agree to enter into and diligently pursue negotiations in order to amend such financial covenant or restriction so as to equitably reflect such change, with the desired result that the criteria for evaluating the financial condition and results of operations of the Company and its Subsidiaries shall be the same after such change as if such change had not been made. Pending the resolution of any such negotiations, the Guarantors agree to provide to each of the Lenders such unaudited financial information and pro forma statements using the accounting methods and principles used in the preparation of the audited financial statements for the fiscal year ended January 26, 1997, as are necessary to enable the Lenders to test the financial covenants contained herein.

                  ARTICLE II. GUARANTEE. (a) Subject to the provisions of
Section 2(b), each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

                  (b) Anything herein or in any other Credit Document to the contrary notwithstanding, (i) the Guarantors shall not at any time be required to make any payment hereunder in respect of the principal of any Tranche B Loans unless at such time a Lease Event of Default under any Lease has occurred and is continuing, and (ii) the maximum liability of each Guarantor hereunder shall in no event exceed the maximum amount which can be validly guaranteed by such Guarantor under applicable Laws relating to the insolvency of debtors. An acknowledgment of such limit may be contained in the letter agreement executed after the Effective Date by any additional Guarantor if required by applicable Law.

                  (c) Each Guarantor further agrees, jointly and severally, to pay any and all reasonable expenses (including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by any Agent or any Lender in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, any Guarantor under this Guarantee. This Guarantee shall remain in full force and effect until the Obligations and all amounts owing hereunder are paid in full and the Commitments are terminated, notwithstanding that from time to time prior thereto the Borrower may be free from any Obligations.

                  (d) Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing this Guarantee or affecting the rights and remedies of any Agent or any Lender hereunder.

                  (e) No payment or payments made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by any Agent or any Lender from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment or payments other than payments made by such Guarantor in respect of the Obligations or payments received or collected from such Guarantor in respect of the Obligations, remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Obligations and all amounts owing hereunder are paid in full and the Commitments are terminated.

                  (f) Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to any Agent or any Lender on account of its liability hereunder, it will notify the Administrative Agent in writing that such payment is made under this Guarantee for such purpose.

                  ARTICLE III. RIGHT OF CONTRIBUTION. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder who has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Article V hereof. The provisions of this Article III shall in no respect limit the obligations and liabilities of any Guarantor to the Agents and the Lenders, and each Guarantor shall remain liable to the Agents and the Lenders for the full amount guaranteed by such Guarantor hereunder.


                  ARTICLE IV. RIGHT OF SET-OFF. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of a Lease Event of Default or an Event of Default under the Credit Agreement, each of the Agents, each Lender and each Participant is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Guarantor or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by the such Agent, such Lender or such Participant (including, without limitation, by branches and agencies of such Agent, such Lender or such Participant wherever located) to or for the credit or the account of any Guarantor against and on account of the obligations and liabilities of such Guarantor hereunder or under any of the other Operative Agreements, and all other claims of any nature or description arising out of or connected with this Guarantee or any other Operative Agreement, irrespective of whether or not such Agent, such Lender or such Participant shall have made any demand hereunder and although said obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

                  ARTICLE V. NO SUBROGATION. Notwithstanding any payment or payments made by any of the Guarantors hereunder or any set-off or application of funds of any of the Guarantors by any Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of any Agent or any Lender against the Borrower or any other Person or any collateral security or guarantee or right of offset held by any Agent or any Lender for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Person in respect of payments made by such Guarantor hereunder, until all amounts owing to the Agents and the Lenders by the Borrower on account of the Obligations and all amounts owing hereunder are paid in full and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations and all amounts owing hereunder shall not have been paid in full or the Commitments shall not have been terminated, such amount shall be held by such Guarantor in trust for the Agents and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.


                  ARTICLE VI. AMENDMENTS, ETC. WITH RESPECT TO THE OBLIGATIONS; WAIVER OF RIGHTS. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by any Agent or any Lender may be rescinded by such party and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Agent or any Lender, and the Credit Agreement and the other Operative Agreements and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither any Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against any of the Guarantors, any Agent or any Lender may, but shall be under no obligation to, make a similar demand on the Borrower or any other Guarantor or guarantor, and any failure by any Agent or any Lender to make any such demand or to collect any payments from the Borrower or any such other Guarantor or guarantor or any release of the Borrower or such other Guarantor or guarantor shall not relieve any of the Guarantors in respect of which a demand or collection is not made or any of the Guarantors not so released of their several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of any Agent or any Lender against any of the Guarantors. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

                  ARTICLE VII.      GUARANTEE ABSOLUTE AND UNCONDITIONAL.
Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by any Agent or any Lender upon this Guarantee or acceptance of this Guarantee; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between the Borrower and any of the Guarantors, on the one hand, and any Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Obligations. Each Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to
(a) the validity, regularity or enforceability of the Credit Agreement or any other Operative Agreement, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower against any Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations, or of such Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against any Guarantor, any Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by any Agent or any Lender to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve such Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Agents and the Lenders against such Guarantor. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Agents and the Lenders, and their respective successors, indorsees, transferees and assigns, until all the Obligations and the obligations of each Guarantor under this Guarantee shall have been satisfied by payment in full and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Obligations.

                  ARTICLE VIII. REINSTATEMENT. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by any Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

     ARTICLE IX. PAYMENTS. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in U.S. Dollars at the Principal Office of the Administrative Agent.


                  ARTICLE X. REPRESENTATIONS, WARRANTIES AND AGREEMENTS. In order to induce the Lenders to enter into, and to amend and restate, the Credit Agreement and to make and maintain the Loans as provided for therein, each Guarantor makes the representations and warranties contained in Section 7.03 of the Participation Agreement to, and agrees with, the Agents and the Lenders, all of which shall survive the execution and delivery of the Credit Documents and the making of the Loans (with the occurrence of each borrowing under the Credit Agreement being deemed to constitute a representation and warranty that the matters specified in this Article X are true and correct in all material respects on and as of, and after giving effect to, the Effective Date and as of the date of each such borrowing unless such representation and warranty expressly indicates that it is being made as of any specific date in which case such representation and warranty shall be true and correct in all material respects as of such specific date).


                  ARTICLE XI. AFFIRMATIVE COVENANTS. Each Guarantor hereby covenants and agrees that on the Effective Date and thereafter, for so long as this Guarantee is in effect and until the Commitments have terminated and the Obligations and all amounts owing hereunder are paid in full:

                  11.01. Preservation of Existence, etc. Each Guarantor shall, and shall cause each of its Subsidiaries to maintain its corporate existence and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary; provided that (a) the Guarantors may engage in transactions permitted by Section 12.06, and (b) with respect to Subsidiaries of the Guarantors (other than the Guarantors themselves), such Subsidiaries may fail to do so to the extent that such failure individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

                  11.02. Payment of Liabilities, Including Taxes, etc. Each Guarantor shall, and shall cause each of its Subsidiaries to, duly pay and discharge all liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all taxes, assessments and governmental charges upon it or any of its Properties, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made, and except to the extent that failure to discharge any such liabilities individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect; provided that the Guarantors and their Subsidiaries will pay all such liabilities forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor.

                  11.03. Maintenance of Insurance. Each Guarantor shall, and shall cause each of its Subsidiaries to, insure its Properties against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, worker's compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary, all as reasonably determined by the Administrative Agent. At the request of the Administrative Agent, the Company shall deliver from time to time a summary schedule indicating all insurance then in force with respect to each of the Guarantors.

                  11.04. Maintenance of Properties. Each Guarantor shall, and shall cause each of its Subsidiaries to, maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all Property useful or necessary to its business, and from time to time, each such Guarantor will make or cause to be made all appropriate repairs, renewals or replacements thereof except to the extent that the failure to do so individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

                  11.05. Maintenance of Patents, Trademarks, etc. Each Guarantor shall, and shall cause each of its Subsidiaries to, maintain in full force and effect all patents, trademarks, trade names, copyrights, licenses, franchises, permits and other authorizations necessary for the ownership and operation of its properties and business, except to the extent that the failure so to maintain the same individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

                  11.06. Visitation Rights. Each Guarantor shall, and shall cause each of its Subsidiaries to, permit any of the officers or authorized employees or representatives of the Administrative Agent or any of the Lenders to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times and as often as any of the Lenders may reasonably request. Each Lender shall provide the Company and the Administrative Agent with reasonable notice prior to any visit or inspection; provided that no such notice shall be required after the occurrence and during the continuation of a Lease Default or a Lease Event of Default. In the event any Lender desires to conduct an audit of any Guarantor, such Lender shall make a reasonable effort to conduct such audit contemporaneously with any audit to be performed by the Administrative Agent. At the request of the Administrative Agent, but not more frequently than once a year, the Guarantors and their respective Authorized Officers shall hold a meeting of the Lenders, at which the Guarantors will present an analysis of the financial performance of the Company and its Subsidiaries during the previous Fiscal Year and a discussion of the expected results of operations for the then current Fiscal Year.

                  11.07. Keeping of Records and Books of Account. The Company shall, and shall cause each Subsidiary of the Company to, maintain and keep proper books of record and account which enable the Company and its Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws or any Official Body having jurisdiction over the Company or any Subsidiary of the Company, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

                  11.08. Plans and Benefit Arrangements. The Company shall, and shall cause each of its Subsidiaries to, comply with ERISA, the Internal Revenue Code and other applicable Laws applicable to Benefit Arrangements except where failure to comply individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company shall make, and cause each of its Subsidiaries to make, in a timely manner, all contributions due to Benefit Arrangements.

                  11.09. Compliance with Laws. Each Guarantor shall, and shall cause each of its Subsidiaries to, comply with all applicable Laws, including all Environmental Laws, in all respects, provided that it shall not be deemed to be a violation of this Section 11.09 if any failure to comply with any Law would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

                  11.10. Subsequent Credit Terms. The Company shall notify the Administrative Agent in writing not less than ten (10) Business Days prior to any Guarantor entering into any credit agreement or any amendment or modification to any existing credit agreement in either case as otherwise permitted hereunder, pursuant to which any Guarantor agrees to representations, warranties or covenants which are more restrictive, as determined in the sole discretion of the Administrative Agent, than the representations, warranties or covenants contained herein (the "More Restrictive Provisions"). Upon the execution of such new credit agreement, amendment or modification, the corresponding covenants, terms and conditions of this Guarantee shall be and shall be deemed to be automatically and immediately amended to conform with and to include the applicable More Restrictive Provisions of such new credit agreement, amendment or modification; provided, that the foregoing shall not be applicable to or be deemed to affect any provision of this Guarantee if any new credit agreement, amendment or modification is less restrictive. Each of the Guarantors hereby agrees promptly to execute and deliver any and all such documents and instruments and to take all such further actions as the Administrative Agent may, in its sole discretion, deem necessary or appropriate to effectuate the provisions of this Section 11.10.

                  11.11.   [Reserved]

                  11.12. Subsidiary Guarantees. If (i) any Restricted Subsidiary's total assets determined in accordance with GAAP at the end of any Fiscal Quarter constitute more than 10% of Consolidated Tangible Net Worth determined at the end of such Fiscal Quarter or (ii) any Restricted Subsidiary's net income determined in accordance with GAAP for any rolling four Fiscal Quarter period exceeds 10% of Consolidated Net Income for such four Fiscal Quarters, the Company shall cause such Restricted Subsidiary to execute a letter agreement in form and substance satisfactory to the Administrative Agent pursuant to which such Restricted Subsidiary shall become a Guarantor hereunder and to deliver such legal opinions and other documents and instruments as the Administrative Agent may request. Such letter agreement may include a limitation on amount or a limitation on scope of such Guarantor's obligations, in a form and substance satisfactory to the Administrative Agent to the extent required by law or tax considerations.


                  ARTICLE XII. NEGATIVE COVENANTS. The Guarantors, jointly and severally, covenant and agree that until payment in full of the Loans and interest thereon, satisfaction of all of the Obligations under the Operative Agreements and termination of the Commitments, the Guarantors shall comply at all times with the following negative covenants:

                  12.01. Indebtedness. Each of the Guarantors shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except:

                           (a)      Indebtedness under the Operative Agreements;

                           (b) Indebtedness existing on the Effective Date as set forth on Schedule 2, including Indebtedness under the Corporate Credit Agreement (and any extensions or renewals thereof provided there is no increase in the amount thereof or other significant change in the terms thereof unless otherwise specified on Schedule 2);

                           (c)      Capitalized Lease Obligations;

                           (d) interest rate swap, cap, collar or floor agreements or other interest rate management devices with any Lender, referencing an aggregate notional amount not to exceed, based on the reasonable business judgment of the Company, the maximum principal amount outstanding at any time of all Indebtedness of the Company and its Subsidiaries on a consolidated basis plus an amount equal to 50% of Capitalized Rent Expense, with such interest rate management devices to be entered into for hedging purposes only and not for speculation;

                           (e) Indebtedness secured by Purchase Money Security Interests, so long as the amount of such Indebtedness does not exceed the purchase price of the property which is subject to such Purchase Money Security Interests;

                           (f) Indebtedness of an Unrestricted  Subsidiary which
                  is a Domestic Subsidiary to another Unrestricted Subsidiary which is a Domestic Subsidiary or to the Company;

                           (g) Indebtedness of the Company to an Unrestricted Subsidiary which is a Domestic Subsidiary so long as such Indebtedness is unsecured;

                           (h) Contingent Obligations as and to the extent
                  permitted under Section 12.03;

                           (i) Indebtedness of the Company and its Domestic Subsidiaries in addition to Indebtedness otherwise permitted by clauses (a) to (h) above with an aggregate principal Dollar Equivalent amount outstanding not to exceed 20% of Consolidated Tangible Net Worth (determined as of the last day of the Fiscal Quarter most recently ended);

                           (j) unsecured  Indebtedness  of Foreign  Subsidiaries
                  with an aggregate principal Dollar Equivalent amount outstanding not to exceed $10,000,000 or Indebtedness of one Foreign Subsidiary to another Foreign Subsidiary;

                           (k) Permitted Sutro Refinancing Indebtedness, so long
                  as (A) the aggregate principal amount of any such Indebtedness outstanding does not exceed $36,000,000, (B) the aggregate principal amount of any such Indebtedness incurred, at the date of incurrence, is at least 85% of the face value of the amount of "Notes" (as defined in the Note Put Agreements) purchased by Borders as required by Section 2.2 of the Note Purchase Agreements, (C) any such Indebtedness is incurred no sooner than the relevant "Tenant Purchase Date" (as defined in the Note Put Agreements), (D) the representations, warranties and covenants contained in the documentation with respect to any such Indebtedness are no more restrictive, as determined in the reasonable discretion of the Administrative Agent, than the representations, warranties or covenants hereof, (E) the maturity of any such Indebtedness is not less than two years from the date of incurrence, and (F) on or before the date of incurrence, the Guarantors shall have delivered to the Lenders proforma financial statements, in form and substance satisfactory to the Lenders, showing that, during the term of such Indebtedness, based on reasonable projections of the financial performance of the Guarantors, the Guarantors will not be in violation of any of the financial covenants contained in this Article XII;

                           (l) Any refinancing of any or all of the Indebtedness
                  of the Guarantors under the Guarantee on substantially the terms described in Section 21.1 of the Form of Lease attached as Exhibit G to the Participation Agreement.

                  12.02. Liens. Each of the Guarantors shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of its Property now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens.

                  12.03. Contingent Obligations. Each of the Guarantors shall not, and shall not permit any of its Subsidiaries to, at any time, directly or indirectly, become or be liable in respect of any Contingent Obligations, except for:

                           (a) Contingent Obligations of the Company or any Unrestricted Subsidiary which is a Domestic Subsidiary in respect of obligations of the Company or any Unrestricted Subsidiary which is a Domestic Subsidiary;

                           (b) Permitted Lease Contingent Obligations,  provided
                  that the portion of all such Permitted Lease Contingent Obligations which constitute current liabilities determined and consolidated in accordance with GAAP (whether such amounts are fixed or percentage rent, fees, costs, accelerated payments or otherwise), shall not exceed Fifteen Million Dollars ($15,000,000) at any one time;

                           (c) Contingent Obligations arising by operation of any applicable law which individually or in the aggregate could not reasonably be expected to have Material Adverse Effect;

                           (d) any Contingent Obligations arising under the Note
                  Put Agreements;

                           (e) any  Contingent  Obligations  arising  under  any
                  computer leases with respect to which Kmart is the lessee and any of the Guarantors is the user of such computer equipment;

                           (f) any Contingent  Obligations  arising under any of
                  the Kmart Agreements;

                           (g) Contingent Obligations arising under this Guarantee, provided, however, that the aggregate amount of Contingent Obligations permitted hereunder shall not exceed $250,000,000;

                           (h) Contingent  Obligations  constituting a Permitted
                  Joint Venture Activity, provided no Event of Default or Default has occurred and is continuing or would result therefrom and subject to Section 12.20;

                           (i) Contingent  Obligations  constituting a Permitted
                  Restricted Subsidiary Activity, provided no Event of Default or Default has occurred and is continuing or would result therefrom and subject to Section 12.20;

                           (j)  Contingent  Obligations  of the  Company  or any
                  Unrestricted Subsidiary which is a Domestic Subsidiary in respect of any obligations (other than operating lease obligations) of any Unrestricted Subsidiary which is a Foreign Subsidiary, subject to Section 12.20;

                           (k)  Contingent  Obligations  of the  Company  or any
                  Unrestricted Subsidiary which is a Domestic Subsidiary in respect of operating lease obligations of any Unrestricted Subsidiary which is a Foreign Subsidiary; provided that the portion of all such Contingent Obligations which constitutes current liabilities determined and consolidated in accordance with GAAP is limited to lease payments (whether such amounts are fixed or percentage rent, fees, costs, accelerated payment requirements or otherwise) not in excess of an aggregate of
                  $15,000,000 in any Fiscal Year with respect to all Unrestricted Subsidiaries which are Foreign Subsidiaries; and

                           (l) Contingent Obligations of any Unrestricted Subsidiary which is a Foreign Subsidiary in respect of the obligations of another Unrestricted Subsidiary which is a Foreign Subsidiary.


                  12.04. Loans and Investments. Each of the Guarantors shall not, and shall not permit any of its Subsidiaries to, at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) in, or any other investment or interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing, (collectively, "Investments"), except:

                           (a) trade credit extended on usual and customary
                  terms in the ordinary course of business;

                  (b) advances to employees to meet expenses incurred by such employees in the ordinary course of business;

                  (c) Permitted Investments;

                  (d) Investments by the Company in any Unrestricted Subsidiary which is a Domestic Subsidiary or by any Unrestricted Subsidiary which is a Domestic Subsidiary in the Company or an Unrestricted Subsidiary which is a Domestic Subsidiary, so long as any loans or advances are unsecured;

                  (e)  Investments  by  the  Company  or  by  any   Unrestricted
         Subsidiary which is a Domestic Subsidiary in any Unrestricted Subsidiary which is a Foreign Subsidiary, so long as any loans or advances are unsecured; provided, however, that any such Investments permitted by this clause (e) plus any Foreign Purchases pursuant to clause (h) below may not exceed in the aggregate 15% of Consolidated Tangible Net Worth (determined as of the last day of the Fiscal Quarter most recently ended) and subject to Section 12.20;

                  (f) a Purchase of Books Etc. and its Subsidiaries (including Books Etc. Properties Limited) corporations organized and existing under the laws of England for a total purchase price (including Indebtedness assumed) not to exceed $75,000,000, so long as no Default or Event of Default has occurred and is continuing or would result therefrom;

                  (g) Domestic Purchases (i) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, (ii) so long as the assets or business subject to such Domestic Purchase is in substantially the same or a similar type of business as the Company and its Subsidiaries, (iii) so long as the Board of Directors of any Person to be acquired has approved the terms of the Purchase, and (iv) so long as the Company delivers to the Lenders on or before the date on which it or any of its Subsidiaries agrees to or consummates any Domestic Purchase pro forma financial statements, in form and substance satisfactory to the Administrative Agent, showing that no Default or Event of Default will occur under Sections 12.15, 12.16 or 12.17 over the 12 month period following the effective date of the Purchase, based on reasonable projections of the financial performance of the Company and its Subsidiaries;

                  (h) Foreign Purchases (i) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, (ii) so long as the assets or business subject to such Foreign Purchase is in substantially the same or a similar type of business as the Company and its Subsidiaries, (iii) so long as the Board of Directors of any Person to be acquired has approved the terms of the Foreign Purchase,
         (iv) so long as the aggregate purchase amount payable in cash for all Foreign Purchases permitted by this clause (h) plus all Investments pursuant to clause (e) above does not exceed 15% of Consolidated Tangible Net Worth (determined as of the last day of the Fiscal Quarter most recently ended) and subject to Section 12.20; and (v) so long as the Company delivers to the Lenders on or before the date on which it or any of its Subsidiaries agrees to or consummates any Foreign Purchase pro forma financial statements, in form and substance satisfactory to the Administrative Agent, showing that no Default or Event of Default will occur under Sections 12.15, 12.16 or 12.17 over the 12 month period following the effective date of the Purchase, based on reasonable projections of the financial performance of the Company and its Subsidiaries;

                  (i) loans and advances,  in addition to those  permitted under
         Section 12.04(b), to employees in an aggregate principal amount not to exceed $10,000,000;

                  (j)   Investments   constituting   Permitted   Joint   Venture
         Activities, provided no Event of Default or Default has occurred and is continuing or would result therefrom and subject to Section 12.20;

                  (k) Investments constituting Permitted Restricted Subsidiary Activities, provided no Event of Default or Default has occurred and is continuing or would result therefrom and subject to Section 12.20;

                  (l) repurchases of the Company's common stock in accordance with Section 12.05; and

                  (m) Investments by one Foreign Subsidiary in another Foreign Subsidiary.

                  12.05. Dividends and Related Distributions. The Company shall not, and shall not permit any of its Subsidiaries to, make or pay, or agree to become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of its shares of capital stock or partnership interests or on account of the purchase, redemption, retirement or acquisition of its shares of capital stock (or warrants, options or rights therefor) (collectively, "Distributions"), except:

                  (a) the Company may make open market repurchases of shares of its common stock, and it may receive shares of its common stock as payment of the exercise price of options, or as payment of taxes associated with the exercise of options or the vesting of restricted shares, which such delivered shares are deemed to be repurchased by the Company at fair market value (as defined in the Company's stock option plan) on the date of delivery to the Company, so long as the aggregate amount paid by the Company with respect to all such repurchases (including all such deemed repurchases) does not at any time exceed the Repurchase Amount in effect from time to time and no Event of Default or Default has occurred and is continuing or would result therefrom;

                  (b) the Company may engage in stock splits (including reverse stock splits) or pay dividends in stock;

                  (c) Wholly-owned Subsidiaries may make Distributions to the Company or another Wholly-owned Subsidiary;

                  (d) Subsidiaries other than Wholly-owned Subsidiaries may make Distributions so long as (i) the aggregate amount of Distributions made by any such Subsidiary to any Person other than the Company or a Subsidiary of the Company in any Fiscal Year does not exceed 50% of such Person's pro rata share (based on the percentage of stock or other equity interests owned by such Person) of such Subsidiary's net income for such Fiscal Year as determined in accordance with GAAP and (ii) no later than ten (10) days prior to any such Distribution, the Company shall have given written notice to the Lenders and the Agents thereof, together with calculations demonstrating that such Distribution complies with this clause (d); and

                  (e) the Company may pay dividends on its preferred stock so long as the dividend rate on such preferred stock (after taking into account all other fees and amounts payable on such preferred stock) is less than the interest rate payable on the Loans.

                  12.06. Liquidations, Mergers, Consolidations. Each of the Guarantors shall not, and shall not permit any of its Subsidiaries to, dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, provided that any Guarantor (other than the Company) may consolidate or merge into another Guarantor and any Subsidiary of a Guarantor may consolidate or merge into any Guarantor or any Wholly-owned Subsidiary of a Guarantor so long as (i) the Guarantor or a Wholly-owned Subsidiary is the surviving corporation of such consolidation or merger and (ii) no Event of Default shall have occurred and be continuing or result therefrom.

                  12.07. Dispositions of Assets or Subsidiaries. Each of the Guarantors shall not, and shall not permit any of its Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its property (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or any shares of capital stock, shares of beneficial interest or partnership interests of a Subsidiary of such Guarantor), except:

                  (a) transactions involving the sale of inventory in the ordinary course of business;

                  (b) any sale, transfer or lease of property, including without limitation any store closures, in the ordinary course of business which are no longer necessary or required in the conduct of the Guarantor's business;

                  (c) any sale or transfer of property in order to concurrently or subsequently lease as lessee such property, so long as such sale and leaseback occurs in the ordinary course of business;

                  (d) any sale, transfer or lease of property, by any Subsidiary of an Unrestricted Subsidiary to such Unrestricted Subsidiary or to another Unrestricted Subsidiary which is a Domestic Subsidiary;

                  (e) any sale, transfer or lease of property, in the ordinary course of business which is replaced by substitute property; and

                  (f) any transfers to Kmart of "Premises" pursuant to the Kmart Indemnity (as such term is defined therein) if and to the extent that any such transfer does not cause an Event of Default under Section 9(i)(i) of the Credit Agreement.

            12.08. Affiliate Transactions. Each of the Guarantors shall not, and shall not permit any of its Subsidiaries to, enter into or carry out any transaction (including purchasing property or services from or selling property or services to any Affiliate of any Guarantor (other than another Guarantor) or other Person) unless such transaction (i) is not otherwise prohibited by this Guarantee, (ii) is entered into in the ordinary course of business upon fair and reasonable arm's-length terms and conditions which are fully disclosed to the Administrative Agent and
(iii) is in accordance with all applicable Law.

                  12.09. Subsidiaries, Partnerships and Joint Ventures. Each of the Guarantors shall not, and shall not permit any of its Subsidiaries to, become or agree to become a general or limited partner, joint venturer or member in any partnership, joint venture or limited liability company, as the case may be, provided that the Company or any of its wholly-owned Subsidiaries may own or create (a) any Wholly-owned Subsidiary, (b) any Unrestricted Subsidiary, (c) any Restricted Subsidiary so long as (1) the aggregate of all Purchases by the Company and its Subsidiaries of or Investments in or to such Restricted Subsidiary is otherwise permitted under this Guarantee, and (2) no such Restricted Subsidiary shall have Indebtedness which is recourse to or guaranteed by the Company or any of its Subsidiaries except as otherwise permitted by this Guarantee and (d) any Foreign Joint Venture so long as (1) the aggregate of all Purchases by the Company and its Subsidiaries of or Investments by the Company and its Subsidiaries in or to any such Joint Ventures is otherwise permitted by this Guarantee, and (2) no such Joint Venture shall have Indebtedness which is recourse to or guaranteed by the Company or any of its Subsidiaries, except as otherwise permitted by this Guarantee.

                  12.10. Continuation of or Change in Business. Each of the Guarantors shall not, and shall not permit any of its Subsidiaries to, engage in any business other than (a) with respect to the Guarantors, substantially as conducted and operated by such Guarantor during the Fiscal Year 1997 and (b) with respect to any Subsidiary of a Guarantor, substantially as conducted and operated by a Guarantor or in a business reasonably incidental and complementary thereto or in an education-related retail business.

                  12.11. Plans and Benefit Arrangements. Each of the Guarantors shall not, and shall not permit any of its Subsidiaries to:

                  (a) adopt, sponsor, maintain or make contributions to any Plan, any Multiemployer Plan, any Multiple Employer Plan or except as set forth on Schedule 5, any Benefit Arrangement that provides benefits to retirees; or

                  (b) engage in a Prohibited Transaction with any Benefit Arrangement which, alone or in conjunction with any other circumstances or set of circumstances resulting in liability under ERISA, would have a Material Adverse Effect.

                  12.12. Fiscal Year. Each of the Guarantors shall not, and shall not permit any of its Subsidiaries to, change its Fiscal Quarter or change its Fiscal Year.

                  12.13. Issuance of Stock. Each of the Guarantors (other than the Company and any Unrestricted Subsidiary) shall not, and shall not permit any of its Subsidiaries (other than Unrestricted Subsidiaries) to, issue any additional shares of its capital stock or any options, warrants or other rights in respect thereof, except to the Company or any Wholly-owned Subsidiary, provided, however, that the Company shall not issue any preferred stock unless the dividend rate thereon is permitted by Section 12.05(e).

                  12.14. Changes in Organizational Documents. Each of the Guarantors shall not, and shall not permit any of its Subsidiaries to, amend in any respect its certificate of incorporation (including any provisions or resolutions relating to capital stock), by-laws or other organizational documents in the event such change would be adverse to the Lenders.

                  12.15. Minimum Fixed Charge Coverage Ratio. The Guarantors shall not permit the Fixed Charge Coverage Ratio, calculated as of the end of each Fiscal Quarter for the previous four Fiscal Quarters then ended, to be less than 1.50 to 1.0.

                  12.16. Maximum Leverage Ratio. The Guarantors shall not permit the Leverage Ratio (i) calculated as of the end of the third and fourth Fiscal Quarters of Fiscal Year 1997 to exceed 60%, (ii) calculated as of the end of each Fiscal Quarter of the Fiscal Year 1998 to exceed 60%, (iii) calculated as of the end of each Fiscal Quarter of the Fiscal Year 1999 to exceed 55%, or (iv) calculated as of the end of each Fiscal Quarter thereafter to exceed 50%.

                  12.17. Minimum Tangible Net Worth. The Guarantors shall not at any time permit Consolidated Tangible Net Worth to be less than the sum of (i) $430,000,000 plus (ii) 50% of the Consolidated Net Income for each Fiscal Quarter in which net income was earned (with no deduction for a net loss) during the period from July 28, 1997 through the last day of the Fiscal Quarter immediately preceding the date of determination, plus (iii) 100% of the net cash proceeds to the Company of any public or private issuance of equity securities, minus (iv) the aggregate amount paid by the Company with respect to any repurchase of its common stock and (v) in any event, without deduction of the intangible assets arising from the Purchase permitted by Section 12.04(f).

                  12.18. Modifications of Other Documents. The Guarantors shall not permit or otherwise consent to any amendment to or modification of any of the Kmart Agreements or any of the Note Put Agreements which could reasonably be expected to have a Material Adverse Effect, which would have the effect of materially increasing the obligations of or burdens on the Guarantors or any of their Subsidiaries thereunder or which would have the effect of shortening or deleting any notice or cure period provided for therein.

                  12.19. Prepayment of Note Put Agreement Obligations. Each of the Guarantors shall not, and shall not permit any of its Subsidiaries to, make any payment or prepayment in respect of Border's obligations under any of the Note Put Agreements at any time before a "Tenant Purchase Date" as defined in the Note Put Agreements.

                  12.20.  Foreign Activities.  Notwithstanding  anything in this
Article XII, the Company shall not, and shall not permit any of its Subsidiaries to (i) incur any Contingent Obligation permitted under Section 12.03(j), or (ii) make any Investment permitted under Section 12.04(e) [Foreign Investments],
Section 12.04(h) [Foreign Purchases], Section 12.04(j) in respect of a Foreign Joint Venture [Foreign Joint Venture Activities], or Section 12.04(k) in respect of a Foreign Restricted Subsidiary [Foreign Restricted Subsidiary Activities] if immediately after incurring such Contingent Obligation or making such
Investment, the aggregate amount of all such Contingent Obligations and Investments would exceed 25% of Consolidated Tangible Net Worth, determined as of the last day of the Fiscal Quarter most recently ended.

                  12.21. Inconsistent Agreements. Each of the Guarantors shall not, and shall not permit any of its Subsidiaries to, become or remain subject to any dividend restriction either in its organizational documents or in any agreement or contract to which it is a party (other than restrictions in Section
12.05 hereof and in the Corporate Credit Agreement) nor shall any of them enter into any indenture, agreement, instrument or other arrangement which, (a) directly or indirectly prohibits or restrains, or has the effect of prohibiting or restraining, or could reasonably be expected to impose materially adverse conditions upon, the performance of the Obligations under the Operative Agreements, any provisions of this Guarantee or the amending of any of the Operative Agreements or (b) contains any provision which would be violated or breached by the performance by any Guarantor or any of its Subsidiaries of any of its obligations under any Operative Agreement.


                  ARTICLE XIII. REPORTING REQUIREMENTS. The Guarantors, jointly and severally, covenant and agree that until payment in full of the Loans and interest thereon, satisfaction of all of the Obligations and termination of the Commitments, the Guarantors will furnish or cause to be furnished to the Agents and each of the Lenders:

                  13.01. Quarterly Financial Statements. As soon as available and in any event within forty-five (45) calendar days after the end of each of the first three Fiscal Quarters in each Fiscal Year, consolidated financial statements of the Company and its Subsidiaries, consisting of a consolidated balance sheet as of the end of such Fiscal Quarter and related consolidated statements of income, stockholders' equity and cash flows for the Fiscal Quarter then ended and the Fiscal Year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by an Authorized Officer of the Company as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous Fiscal Year. As soon as available and in any event within forty-five (45) calendar days after the end of each Fiscal Year of the Company, a certificate of the Company signed by an Authorized Officer of the Company setting forth the calculation of the Fixed Charge Coverage Ratio as of the end of such Fiscal Year.

                  13.02. Annual Financial Statements. As soon as available and in any event within ninety (90) days after the end of each Fiscal Year of the Company, consolidated financial statements of the Company and its Subsidiaries consisting of a consolidated balance sheet as of the end of such Fiscal Year, and related consolidated statements of income, stockholders' equity and cash flows for the Fiscal Year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding Fiscal Year, and certified by independent certified public accountants of nationally recognized standing satisfactory to the Administrative Agent. The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of any of the Guarantors under any of the Operative Agreements.

                  13.03. Certificates of the Company. Concurrently with the financial statements of the Company furnished to the Agents and to the Lenders pursuant to Sections 13.01 and 13.02, a certificate of the Company signed by an Authorized Officer of the Company, in the form of

Exhibit A, (i) to the effect that, the representations and warranties of the Guarantors contained in Section 7.03 of the Participation Agreement are true on and as of the date of such certificate with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time), the Guarantors have performed and complied with all covenants and conditions hereof, and no Event of Default or Default exists and is continuing on the date of such certificate and (ii) containing calculations in sufficient detail to demonstrate compliance as of the date of the financial statements with all financial covenants contained in Article XII, and (iii) describing any Permitted Joint Venture Activity or Permitted Restricted Subsidiary Activity engaged in, or any Purchase made, during the period covered by such financial statements.

                  13.04. Notice of Default. Promptly after any officer of any Guarantor has learned of the occurrence of an Event of Default or Default, a certificate signed by an Authorized Officer of the Company setting forth the details of such Event of Default or Default and the action which the Guarantors propose to take with respect thereto.

                  13.05. Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body, arbitrator or any other Person against any Guarantor or Subsidiary of any Guarantor which involve a claim or series of claims in excess of $10,000,000 or which if adversely determined could reasonably be expected to have a Material Adverse Effect.

                  13.06. Certain Events.  Written notice of:

                  (a) promptly after the adoption thereof, any amendment to the organizational documents of any Guarantor;

                  (b) promptly, the enactment or adoption of any Law which could reasonably be expected to have a Material Adverse Effect;

                  (c) promptly, and in any event within two (2) Business Days after any Guarantor's receipt thereof, a copy of any notice received by the Guarantors that a default (whether matured or unmatured) has occurred under the Kmart Indemnity (as distinct from a request for reimbursement under Section 2(a) thereof); and

                  (d) promptly, and in any event within two (2) Business Days after any Guarantor's receipt thereof, a copy of any notice received by the Guarantors under any of the Note Put Agreements.

                  13.07. Other Reports and Information. Promptly upon their becoming available to the Company:

                  (a) any reports, including management letters, submitted to the Company by independent accountants in connection with any annual, interim or special audit;

                  (b)  any  reports,   notices  or  proxy  statements  generally
         distributed by the Company to its stockholders on a date no later than the date supplied to the stockholders;

                  (c) regular or periodic reports, including Forms 10-K, 10-Q and 8-K, registration statements and prospectuses, filed by the Company with the Securities and Exchange Commission; and

                  (d) such other reports and information as the Lenders may from time to time reasonably request.

                  13.08. Notices Regarding Benefit Arrangements. Promptly upon becoming aware of the occurrence thereof, notice (including the nature of the event and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto) of:

                  (a) any Reportable Event with respect to the Company or any of its Subsidiaries (regardless of whether the obligation to report said Reportable Event to the PBGC has been waived),

                  (b) any Prohibited Transaction that could subject the Company or any of its Subsidiaries to a civil penalty assessed pursuant to
         Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in connection with any Benefit Arrangement or any trust created thereunder,

                  (c) any change in the coverage or terms of any Benefit Arrangement, where the effect of such change is to materially increase the unfunded liability of any of the Guarantors or any of their Subsidiaries under such Benefit Arrangement, or

                  (d) any claim or lawsuit is commenced  or, to the knowledge of any of the Guarantors, threatened with respect to any Plan, Multiemployer Plan or Benefit Arrangement, which, if successful, could result in a material liability of the Company or any of its Subsidiaries.

                  13.09. Access to the Company's Auditors. The Company hereby irrevocably authorizes all accountants and third parties to disclose and deliver to the Lenders, upon the reasonable request of the Administrative Agent, and at the Company's expense, all financial information, books and records, work papers, management reports and other information in their possession relating to the financial condition of the Company and its Subsidiaries (other than those subject to attorney-client privilege or written confidentiality agreements furnished to the Administrative Agent).

                  13.10.   Notices Regarding Corporate Credit Agreement.

                  (a) promptly, and in any event within five (5) days after the execution thereof, a copy of any amendment or modification to or waiver in respect to the Corporate Credit Agreement; and

                  (b) promptly, and in any event within five (5) days after the occurrence thereof, written notice of any matured or unmatured default under the Corporate Credit Agreement.

                  13.11. Notices Regarding Repurchases of Stock. Promptly, and in any event within five (5) Business Days, after the repurchase by the Company of any of its common stock, written notice thereof (including the number of shares repurchased, the amount paid by the Company with respect to such repurchase and the date of such repurchase).


                  ARTICLE XIV. AUTHORITY OF ADMINISTRATIVE AGENT. Each Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Guarantee with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guarantee shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and such Guarantor, the Administrative Agent shall be conclusively presumed to be acting as Administrative Agent for the Lenders with full and valid authority so to act or refrain from acting, and no Guarantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.


                  ARTICLE XV. NOTICES. All notices, requests and demands to or upon any Agent, any Lender or any Guarantor shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three (3) Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows:

                  (a) if to any Agent or any Lender, at its address or transmission number for notices provided in Section 12.02 of the Credit Agreement; and

                  (b) if to any Guarantor, at its address or transmission number for notices set forth opposite its signature below.

                  Each Agent, each Lender and each Guarantor may change its address and transmission numbers for notices by notice in the manner provided in this Article XV.


                  ARTICLE XVI. COUNTERPARTS. This Guarantee may be executed by one or more of the Guarantors on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the counterparts of this Guarantee signed by all the Guarantors shall be lodged with the Administrative Agent.


                  ARTICLE XVII. SEVERABILITY. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  ARTICLE XVIII. INTEGRATION. This Guarantee represents the agreement of each Guarantor with respect to the subject matter hereof and there are no promises or representations by any Agent or any Lender relative to the subject matter hereof not reflected herein.


                  ARTICLE XIX. AMENDMENTS IN WRITING; NO WAIVER; CUMULATIVE REMEDIES. (a) None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except as provided in Section 12.01 of the Credit Agreement.

                  (b) Neither any Agent nor any Lender shall by any act (except by a written instrument pursuant to Section XIX(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of any Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Agent or such Lender would otherwise have on any future occasion.

                  (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.


                  ARTICLE XX. SECTION HEADINGS. The section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.


                  ARTICLE XXI. SUCCESSORS AND ASSIGNS. This Guarantee shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Agents and the Lenders and their successors and assigns.


                  ARTICLE XXII. RELEASES OF GUARANTORS, ETC. Any Guarantor may be released from its obligations hereunder with the consent of the Required Lenders or all the Lenders, as the case may be, as provided in Section 12.01 of the Credit Agreement. At the time of any such sale or disposition or release, the respective Guarantor shall cease to be a Guarantor hereunder and shall have no further liability or obligations arising from this Guarantee.


                  ARTICLE XXIII. JURY TRIAL; SUBMISSION TO JURISDICTION;
WAIVERS.

                  (a)      EACH GUARANTOR HEREBY IRREVOCABLY AND
UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR

PROCEEDING RELATING TO THIS GUARANTEE OR ANY OTHER OPERATIVE
AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  (B) Each Guarantor hereby irrevocably and unconditionally:

                        (I)  submits  for itself and its  property  in all legal
         action or proceeding relating to this guarantee or any other operative agreement to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

                       (II) consents that any such action or proceeding may be brought in such courts and waives trial by jury and any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in any inconvenient court and agrees not to plead or claim the same;

                      (III) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth herein or at such other address of which the administrative agent shall have been notified pursuant thereto;

                       (IV) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                        (V) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Article XXIII any special, exemplary, punitive or consequential damages.


                  ARTICLE XXIV. INDEMNITY. The Guarantors jointly and severally agree to (a) indemnify the Administrative Agent, each Lender, and their respective officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not any Agent or any Lender is a party thereto) related to the entering into and/or performance of any Operative Agreement or the use of the proceeds of any Loans or the consummation of any other transactions contemplated in any Operative Agreement, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified) and (b) reimburse each Lender for any payments required to be made by such Lender to the Administrative Agent in accordance with Section 10.07 of the Credit Agreement. The agreements in this Article XXIV shall survive repayment of the Notes and all other amounts payable hereunder or under the other Credit Documents.

                  ARTICLE XXV. GOVERNING LAW. This Guarantee shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

                  IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.


                                             Address for any Guarantor:
                                             -------------------------
                                             c/o Borders Group, Inc.
                                             500 East Washington Street
                                             Ann Arbor, Michigan  48104
                                             Telecopier No.:  (313) 995-8265
                                             Attention:  Thomas D. Carney
                                             Telephone No.:  (313) 913-1977


                                             BORDERS GROUP, INC.
                                             BORDERS, INC.
                                             WALDEN BOOK COMPANY, INC.
                                             BORDERS PROPERTIES, INC.
                                             WALDENBOOKS PROPERTIES, INC.
                                             PLANET MUSIC, INC.
                                             BORDERS ONLINE, INC.
                                             BORDERS OUTLET, INC.
                                             THE LIBRARY, LTD.


                                             By
                                               -------------------------
                                                Title:
                                                      ------------------

                                             BORDERS FULFILLMENT, INC.


                                             By
                                               -------------------------
                                                Title:
                                                      ------------------

                                             BGP (UK) LIMITED


                                             By
                                               -------------------------
                                                Title:
                                                      ------------------

                                                                      Exhibit A
                                                               to the Guarantee
                                                               ----------------




                                          FORM OF COMPLIANCE CERTIFICATE

                                       [For the quarter ended ____________]



                  Reference is made to that certain Amended and Restated Guarantee Agreement (as amended, the "Guarantee") dated as of November 22, 1997 and amended and restated October ____, 1997 by and among Borders Group, Inc. (the "Company"), Borders, Inc., Walden Book Company, Inc. and certain other subsidiaries of Borders Group, Inc., as Guarantors, the Lenders, as defined therein, and PNC Bank, National Association, as Administrative Agent.

                  Capitalized terms used but not defined herein shall have the meanings given to them in the Guarantee. This certificate is being delivered pursuant to the requirements of Section 13.03 of the Guarantee.

                  The undersigned, an Authorized Officer of the Company, hereby certifies that:

                  1. The undersigned has reviewed the terms of the Guarantee and the other Operative Agreements and has made, or caused to be made under his supervision, a review of the transactions and conditions of the Guarantors during the accounting period covered by the financial statements being delivered simultaneously herewith;

                  2. Such review has not disclosed the existence during such accounting period, and the undersigned does not have knowledge of the existence as of the date hereof, of any Event of Default or any Default; and

                  3. The representations and warranties contained in Article X of the Guarantee are true on and as of the date hereof (except representations and warranties that expressly relate solely to an earlier date or time, which representations and warranties were true on and as of the specific date referred to therein).


The undersigned hereby further certifies that the following calculations demonstrate for the Fiscal Quarter ending ____________, _____ (the "Period"), which is the [First] [Second] [Third] [Fourth] Fiscal Quarter, compliance by the Guarantors with the financial covenants contained in Article XII of the Guarantee.

1.       Indebtedness

         a.       Aggregate outstanding principal amount of
                  all Indebtedness                                                                                       $__________

         b.       Capitalized Rent Expense

                  (i)       Rent Expense                                        $__________

                  (ii)      Lease Financing Rent Expense                        $__________

                  (iii)    4 x ((I) + (ii))                                                                              $__________

         c.       Maximum  aggregate   notional  amount  of  all  interest  rate
                  management devices permitted
                  byss.12.01(b) [a + (b x 50%)]                                                                          $__________

         d.       Actual aggregate notional amount of all
                  interest rate management devices.                                                                      $__________

         e.       Consolidated Tangible Net Worth (see
                  8(b)(iii) below                                                                                        $__________

         f.       Maximum  aggregate  amount of additional  Indebtedness  of the
                  Company and its Domestic Subsidiaries permitted by
                ss. 12.01(i) [e x 20%]                                                                                   $__________

         g.       Actual aggregate amount of additional
                  Indebtedness of the Company and its Domestic
                  Subsidiaries                                                                                           $__________

         h.       Maximum aggregate amount of Indebtedness of
                  Foreign Subsidiaries to third      parties permitted byss.12.01(j)                                     $10,000,000

         i.       Actual aggregate amount of Indebtedness of
                  Foreign Subsidiaries to third parties                                                                  $__________

2.       Permitted Liens

         a.       Consolidated Tangible Net Worth (See 8(b)(iii) below)                                                  $__________





         b.       Maximum aggregate fair market value of all property secured by
                  Liens permitted under clause (xi) of the definition
                  of "Permitted Liens" [a x 10%]                                                                         $__________

         c.       Actual  aggregate fair market value of all property secured by
                  Liens permitted under clause (xi) of the definition
                  of "Permitted Liens"                                                                                   $__________

3.       Contingent Obligations

         a.       Maximum aggregate amount of current portion
                  of Permitted Lease Contingent Obligations
                  permitted byss.12.03(b)                                                                              $15,000,000

         b.       Actual aggregate amount of current portion of
                  Permitted Lease Contingent Obligations                                                                 $__________

         c.       Maximum  aggregate  amount of  Contingent  obligations  of the
                  Company  or any  Unrestricted  Subsidiary  which is a Domestic
                  Subsidiary in respect of operating  lease  obligations  of any
                  Unrestricted Subsidiary
                  which is a Foreign Subsidiary                                                                        $15,000,000

         d.       Actual  aggregate  amount  of  Contingent  Obligations  of the
                  Company  or any  Unrestricted  Subsidiary  which is a Domestic
                  Subsidiary in respect of operating  lease  obligations  of any
                  Unrestricted Subsidiary which
                  is a Foreign Subsidiary                                                                                $__________

4.       Loans and Investments

         a.       Consolidated Tangible Net Worth (see 8(b)(iii) below)                                                  $__________

         b.       Maximum  aggregate  amount of all  Investments  by Company and
                  Domestic  Subsidiaries  in Foreign  Unrestricted  Subsidiaries
                  permitted by ss. 12.04(e)
                  plus Foreign Purchases [a x 15%]                                                                       $__________

         c.       Actual  aggregate  amount of all Investments  permitted by ss.
                  12.04(e) by Company and Domestic
                  Subsidiaries in Foreign Unrestricted Subsidiaries                                                      $__________





         d.       Actual aggregate amount of all Foreign Purchases
                  by Company and Domestic Subsidiaries                                                                   $__________

         e.       c + d                                                                                                  $__________

         f.       Maximum aggregate principal amount of all
                  loans to employees                                                                                     $10,000,000

         g.       Actual aggregate principal amount of all
                  loans to employees                                                                                     $__________

5.       Dividends and Distributions

         a. Maximum permitted aggregate amount of repurchases of the Company's stock

                  i.       aggregate amount paid by
                           officers, employees, and
                           directors in connection with the
                           exercise of options                         $__________

                  ii.      realized tax benefit                        $__________

                  iii.     ($100,000 + i + ii )                                                                          $__________

         b.       Actual aggregate amounts paid for repurchases of
                  the Company's stock                                                                                    $__________

         c.       See Schedule 1 hereto


6.       Minimum Fixed Charge Coverage Ratio

         a.       Minimum Fixed Charge Coverage Ratio                                                                    1.50 to 1.0

         b.       Actual Fixed Charge Coverage Ratio:

                  (i)      Consolidated Cash Flow from Operations:

                           (A)      Consolidated Net income
                                    for the preceding four
                                    Fiscal Quarters           $_________


                       (B)      Less Extraordinary gains          ($________)

                       (C)      Plus Income (minus loss)
                                of minority investments            $_________

                       (D)      Plus Depreciation and
                                amortization                       $_________

                       (E)      Plus Interest expense              $_________

                       (F)      Plus Rent Expense                  $_________

                       (G)      Plus Lease Financing
                                Rent Expense                       $_________

                       (H)      Plus Income Tax expense            $_________

                       (I)      Exclude Losses
                                attributable to use of
                                fair value
                                methodology for
                                recognition and
                                measurement of
                                impairment of goodwill
                                in accordance with
                                Accounting Principles
                                Board Opinion No. 17               $_________

                       (J)      Consolidated Cash Flow
                                from Operations [A-B-C+
                                D+E+F+G+H-I]                       $_________

              (ii)     Fixed Charges:

                       (A)      Interest Expense                   $_________

                       (B)      Rent Expense                       $_________

                       (C)      Lease Financing
                                Rent Expense                       $_________

                       (D)      Scheduled principal
                                installments on
                                Indebtedness                       $_________




                           (E)      Fixed charges
                                    [A+B+C+D]                          $_________

         c.       Ratio of (i)(J) to (ii)(E)                                                                           ______ to 1.0

7.       Maximum Leverage Ratio (expressed as a percentage)

         a.       Required Leverage Ratio

                  I.       third and fourth Fiscal Quarter in
                           Fiscal Year 1997                   60%

                  ii.      each Fiscal Quarter in
                           Fiscal Year 1998                   60%

                  iii.     each Fiscal Quarter in
                           Fiscal Year 1999                   55%

                  iv.      each Fiscal Quarter after
                           Fiscal Year 1999                   50%

         b.       Actual Leverage Ratio:

                  (i)      Consolidated Funded
                              Indebtedness (Indebtedness
                              for borrowed money, including
                              Capitalized Lease Obligations
                              ($__________) plus Contingent
                              Obligations in respect of
                              borrowed money or Capitalized
                              Lease Obligations ($__________)
                              plus Contingent Obligations arising under
                              ----
                              the Lease Financing Guarantee ($__________)                                              $__________


                  (ii)     Consolidated Total Capital:

                      (A)  Total stockholders equity          $__________
                      (B)  Consolidated Funded
                               Indebtedness (see (I)
                               above)                                  $__________
                      (C)  (A) + (B)                                                                                   $__________





                  (iii)    Ratio of (i) to (ii)(C)                                                                             ____%

8.       Minimum Tangible Net Worth

         a.       Required Consolidated Tangible Net Worth:

                  (i)                                                  $430,000,000

                  (ii)(A) Consolidated Net Income for
                              the period from July 28,
                              1997 through the end of the
                              Fiscal Quarter immediately
                              preceding the date hereof                $_________

                      (B) 50% x (A)                           $_________

                  (iii)   Net cash proceeds of any
                              issuance of equity
                              securities                               $_________

                  (iv)        the aggregate amount paid
                              to repurchase stock             $_________

                  (v)         (i) + (ii)(B) + (iii) - (iv)                                                               $__________

         b.       Actual Consolidated Tangible Net Worth:

                  (i)         Total stockholders' equity
                              as of the end of the Period     $_________

                  (ii)        Intangible   assets   of  the   Company   and  its
                              Subsidiaries on a consolidated basis as of the end
                              of the Period  (excluding  intangible  assets from
                              the Books Etc. Limited  Purchase  permitted by ss.
                              12.04(f)) $_________

                  (iii)   (i) - (ii)                                                                                     $__________

9.       Foreign Activities

         a.       Consolidated Tangible Net Worth
                  (See 8(b)(iii)above)                                                                                   $__________





         b.       Maximum permitted  aggregate amount of Contingent  Obligations permitted under ss.  12.03(j) and Investments  permitted under
                  ss.ss.  12.04(e),  12.04(h),  12.04(j) in respect of a Foreign
                  Joint  Venture,  and ss.  12.04(k)  in  respect  of a  Foreign
                  Restricted
                  Subsidiary [a x 25%]                                                                                   $__________

         c.       Actual  aggregate amount of Contingent  Obligations  permitted under ss.  12.03(j)  and  Investments  permitted  under ss.ss.
                  12.04(e),  12.04(h),  12.04(j)  in respect of a Foreign  Joint
                  Venture, and ss. 12.04(k) in respect of a Foreign Restricted
                  Subsidiary                                                                                             $__________

10.      Permitted Joint Venture Activity

         a.       Consolidated Tangible Net Worth
                  (See 8(b)(iii) above)                                                                                  $__________

         b.       Maximum permitted aggregate amount of all Investments in Joint
                  Ventures  and  Contingent  Obligations  of the  Company or any
                  Unrestricted  Subsidiary  which is a  Domestic  Subsidiary  in respect of Indebtedness of Joint Ventures
                  [a x 15%]                                                                                              $__________

         c.       Actual  aggregate  amount of all Investments in Joint Ventures
                  ($________)  and Contingent  Obligations of the Company or any
                  Unrestricted  Subsidiary  which is a  Domestic  Subsidiary  in respect of Indebtedness of
                  Joint Ventures($________)                                                                              $__________


         d.       Maximum permitted  aggregate amount of Contingent  Obligations of the Company or any Unrestricted Subsidiary which is a
                  Domestic Subsidiary relating to Leases of Joint Ventures                                               $15,000,000


         e.       Actual  aggregate  amount  of  Contingent  Obligations  of the
                  Company or any Unrestricted Subsidiary which is a
                  Domestic Subsidiary relating to Leases of Joint Ventures                                               $__________

11.      Permitted Restricted Subsidiary Activity

         a.       Consolidated Tangible Net Worth
                  (See 8(b)(iii) above)                                                                                  $__________

         b.       Maximum  permitted  aggregate amount of all Investments by the
                  Company or  Unrestricted  Domestic  Subsidiary  in  Restricted
                  Subsidiaries and Contingent  Obligations of the Company or any
                  Unrestricted  Subsidiary  which is a  Domestic  Subsidiary  in respect of Indebtedness of Restricted
                  Subsidiaries [a x 20%]                                                                                 $__________

         c.       Actual  aggregate  amount of all Investments by the Company or
                  Unrestricted  Domestic  Subsidiary in Restricted  Subsidiaries
                  ($_________) and Contingent  Obligations of the Company or any
                  Unrestricted  Subsidiary  which is a  Domestic  Subsidiary  in respect of Indebtedness of Restricted
                  Subsidiaries ($________)                                                                               $__________

         d.       Maximum  permitted  aggregate amount of all Investments by the
                  Company or  Unrestricted  Domestic  Subsidiary  and Contingent
                  Obligations  of the  Company  or any  Unrestricted  Subsidiary
                  which is a Domestic  Subsidiary in respect of  Indebtedness of
                  Restricted Subsidiaries which are Foreign
                  Subsidiaries [a x 15%]                                                                                 $__________

         e.       Actual aggregate amount of
                  all  Investments  by  the  Company  or  Unrestricted  Domestic
                  Subsidiary  and  Contingent  Obligations of the Company or any
                  Unrestricted  Subsidiary  which is a  Domestic  Subsidiary  in respect of Indebtedness of Restricted  Subsidiaries  which are
                  Foreign
                  Subsidiaries                                                                                           $__________





         f.       Maximum permitted  aggregate amount of Contingent  Obligations of the  Company  or any  Unrestricted  Subsidiary  which  is a
                  Domestic
                  Subsidiary relating to Leases of Restricted Subsidiaries                                               $15,000,000

         g.       Actual  aggregate  amount  of  Contingent  Obligations  of the
                  Company  or any  Unrestricted  Subsidiary  which is a Domestic
                  Subsidiary relating
                  to Leases of Restricted Subsidiaries                                                                   $__________

11. Description of any Permitted Joint Venture Activity or Permitted Restricted Subsidiary Activity engaged in, or any Purchase Made, During the Period

                                         [Describe transactions, including amounts involved]

                  IN WITNESS WHEREOF, the undersigned has caused this Compliance
Certificate to be executed and delivered this _____ day of _____________, _____.

                                            BORDERS GROUP, INC.

                                            By:

                                            Title:
                                                     [Authorized Officer]




                                                    Schedule 1



                                                                                                  Maximum
                                                                                                 Distribution
                                                                              Minority            to Minority   Actual Distributions
                                                                        Shareholders pro         Shareholders   Made to Minority
                  Minority                              Net Income      rata Share of Net        (50% of pro    Shareholders
Subsidiary     Shareholders      Percent Ownership     Year to Date           Income             rata share)    During Fiscal Year
----------     ------------      -----------------     ------------     ---------------------    -----------    ------------------


